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                                   EXHIBIT 4.3


                     COMMON STOCK WARRANT PURCHASE AGREEMENT

     THIS COMMON STOCK WARRANT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 15th day of October, 1999 by and among Sonic Solutions, a California corporation (the "Company"), and Hambrecht & Quist Guaranty Finance LLC, a California limited liability company ("H&QGF"). H&QGF shall be referred to herein as the "Investor." As used in this Agreement, the term "Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrant, as defined in Section 1.1 below, or upon exercise of the right to convert the Warrant, as provided under Section 7 of the Warrant (the "Conversion Right").

     The parties hereto agree as follows:

     Article 1. Sale and Purchase of Warrant; Closing.
                -------------------------------------

       1.1 Sale and Purchase of Warrant. The Company agrees to sell to the
           ----------------------------
Investor and the Investor agrees to purchase from the Company for a purchase price of $1,200.00, a warrant in the form attached hereto as Exhibit A to purchase 120,000 shares of the Company's Common Stock (the "Common Stock") at an initial per share exercise price of $2.50 at any time on or before April 30, 2006 ( the "Warrant").

       1.2 Closing. The issuance of the Warrant shall take place on the even
           -------
date hereof, or on such other date as the parties shall mutually agree (the "Closing"). At the Closing, the Company shall cause to be delivered to the Investor the Warrant issued in the name of such Investor and Investor shall pay the Company $1,200 by check, wire transfer or such other means as shall be reasonably designated by the Company.

     Article 2. Representations and Warranties of the Company. The Company
                ---------------------------------------------
hereby agrees and represents and warrants to the Investor as follows:

       2.1 Corporate Status. The Company is a corporation duly organized,
           ----------------
validly existing, and in good standing under the laws of the State of California and has all requisite legal and corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

       2.2 Capitalization. Immediately prior to the Closing, the authorized and
           --------------
outstanding capitalization of the Company will consist of that which is described on Schedule 1. Except as provided in Schedule 1, there are no outstanding rights, options, warrants or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement, and, to the best of its knowledge, there is no agreement or understanding between any other persons relating to the voting of the Company's capital stock.

       2.3 Authorization. All corporate action on the part of the Company, its
           -------------
officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the


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authorization, issuance and delivery of the Warrant, the reservation of the
Shares issuable upon the exercise thereof, and the grant of registration rights to the Investor, has been taken or will be taken prior to Closing. The person signing this Agreement has full power and authority to enter into this Agreement on behalf of the Company. When executed and delivered, this Agreement will constitute a valid and binding obligation of the Company.

             2.4 Corporate Power. The Company has all requisite legal and
                 ---------------
corporate power and authority to enter into this Agreement and all requisite legal and corporate power and authority to issue and deliver the Warrant and the Shares and to carry out and perform its obligations under the terms and conditions of this Agreement.

             2.5 Validity of Warrant. The Warrant to be issued and delivered
                 -------------------
pursuant to this Agreement shall constitute a valid and binding obligation of the Company. The Shares have been duly and validly reserved, and when issued in accordance with the Warrant shall be duly authorized, validly issued, fully paid and free of any liens or encumbrances except for restrictions on transfer provided for under applicable federal and state securities laws. During the period within which the purchase rights represented by the Warrant may be exercised, the Company shall at all times have authorized, and reserved for issuance upon exercise of the Warrant or upon exercise of the Conversion Right, a sufficient number of shares of Common Stock to provide for the issuance of the Shares. The issuance of such Common Stock is not and will not be subject to any preemptive rights or rights of first refusal except such as have been effectively waived.

             2.6 Compliance with Other Instruments. The Company is not in
                 ---------------------------------
violation of, conflict with or default under (i) any provision of its amended and restated certificate of incorporation or bylaws, or (ii) any contract, instrument, judgment, order, writ or decree to which it or any of its subsidiaries is a party or by which it or any of them is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company or any of its subsidiaries, except in the case of clause (ii) as would not have a material adverse effect on the assets, condition, or properties of the Company and its subsidiaries taken as a whole, financial or otherwise (a "MAE"). The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including the authorization, issuance and delivery of the Warrant, the reservation of the Shares usable upon exercise thereof and the grant of registration rights to the Investor, will not, with or without the passage of time and giving of notice, result in any such violation, conflict or default, or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization, or approval applicable to the Company or any of its subsidiaries.

     Article 3. Representations and Warranties of the Investor. The Investor
                ----------------------------------------------
represents and warrants to the Company that:

             3.1 Authorization. The person signing this Agreement has full power
                 -------------
and authority to enter into this Agreement on behalf of the Investor. When executed and delivered, this Agreement will constitute the Investor's valid and legally binding obligation.

             3.2 Investment Representations.
                 --------------------------

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     (a) The Investor understands that the Warrant and the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") and will be issued pursuant to an exemption from registration contained in the Act based in part upon the representations of the Investor contained herein.

     (b) The Investor is acquiring the Warrant and the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof.

     (c) The Investor is a sophisticated investor experienced in venture capital investing and able to fend for itself. The Investor is able to bear the economic risk of the purchase of the Warrant and the Shares, including a complete loss of the Investor's investment. The Investor has been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as it has deemed necessary or desirable.

     Article 4. Conditions of the Investor's Obligations at the Closing. The
                -------------------------------------------------------
obligation of the Investor to purchase the Warrant is subject to the fulfillment to its satisfaction, or its written waiver thereof, prior to or at the Closing, of each of the following conditions:

          4.1 Representations and Warranties. The representations and warranties
              ------------------------------
of the Company contained in Article 2 hereof shall be true and correct in all material respects on and as of the Closing.

          4.2 Corporate Action. All corporate action on the part of the Company,
              ----------------
its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been taken.

          4.3 Opinion of Counsel. There shall have been delivered to the
              ------------------
Investor an opinion of the Company's counsel dated as of the date of the Closing in substantially the form attached hereto as Exhibit B.

          4.4 Delivery of Warrant. There shall have been delivered to the
              -------------------
Investor the Warrant.

          4.5 Governmental Consents. All permits, consents, approvals, orders
              ---------------------
and authorizations, if any, which the Company is required to obtain from, and all registrations, qualifications, designations, declarations and filings which the Company is required to make with, any Federal or state governmental authority of the United States in connection with the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the issuance and delivery of the Warrant to the Investor pursuant to this Agreement, except post-sale filings which may be required under the Blue Sky laws of any applicable states (which the Company hereby agrees to make in accordance with such laws), shall have been duly obtained or made and shall be effective on and as of the Closing.

          4.6 Registration Rights. The Company shall provide the Investor such
              -------------------
evidence as the Investor may require that all corporate action on the part of the Company, its officers, directors and shareholders necessary for the grant of registration rights pursuant to Section 6 hereof has been taken prior to the Closing.

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     Article 5. Conditions of the Company's Obligations at the Closing. The
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obligation of the Company to issue the Warrant to the Investor is subject to the fulfillment to its satisfaction, or its written waiver thereof, prior to or at the Closing, of the following conditions:

          5.1 Representations and Warranties. The representations and warranties
              ------------------------------
of the Investor contained in Article 3 hereof shall be true and correct on and as of the Closing.

          5.2 Payment of Purchase Price. The Investor shall pay the Company an
              -------------------------
aggregate of $1,200.00.

          5.3 Governmental Consents. All permits, consents, approvals, orders
              ---------------------
and authorizations, if any, which the Company is required to obtain from, and all registrations, qualifications, designations, declarations and filings which the Company is required to make with, any Federal or state governmental authority of the United States in connection with the execution, delivery or performance of this Agreement, the consummation of the transactions contemplated hereby or the issuance and delivery of the Warrant to the Investor pursuant to this Agreement, except post-sale filings which may be required under the Blue Sky laws of any applicable states (which the Company hereby agrees to make in accordance with such laws), shall have been duly obtained or made and shall be effective on and as of the Closing.

     Article 6. Registration Rights. The Company shall grant Investor
                -------------------
registration the same registration rights granted to H&QGF in that Registration Rights Agreement dated as of October 15, 1999 (the "Registration Rights Agreement"). The Shares shall be deemed "Registrable Securities" as that term is defined in the Registration Rights Agreement.

     Article 7. Transfers of Certain Rights
                ---------------------------

          7.1 Transfers. The rights granted under Article 6 may be transferred
              ---------
to any person or entity acquiring Warrant or Shares; provided, however, that the Company is given written notice by the transferor and the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned and provided, further, that as a condition to such transfer, any such transferee deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Investor under Article 6 and Article 9 to the same extent as if such transferees were an Investor hereunder.

          7.2 Subsequent Transfers. A transferee to whom rights are transferred
              --------------------
pursuant to this Article 7 may not again transfer such rights to any other person or entity, other than as provided in Section 7.1 above.

     Article 8. Financial Statements. So long as the Investor continues to hold
                --------------------
any Warrant or any Shares, the Company shall deliver to the Investor, in the form and substance reasonably satisfactory to H&QGF:

          a) Immediately upon filing with the Commission, all financial statements so filed if so requested by Investor; or

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          b) In the event that the Company is not required to file periodic or other reports with the Commission, as soon as practicable (i) after the end of each fiscal year, and in any event within 90 days thereafter, the Company will provide the Investor with annual audited consolidated financial statements (consisting of a consolidated profit or loss statement of profit or loss for such fiscal year, a consolidated balance sheet of the Company as of the end close of the fiscal year, and a consolidated statement of cash flows for such fiscal year, certified by independent public accountants of recognized national standing selected by the Company) and (ii) as soon as practicable after the end of each of the first three fiscal quarters and in any event within forty five
(45) days thereafter, the Company will provide the Investor with quarterly unaudited consolidated financial statements (consisting of an unaudited consolidated profit or loss statement for such fiscal quarter and an unaudited consolidated balance sheet, and a consolidated statement of cash flows, as of the end of such fiscal quarter). The right to receive financial statements under this Section 8 may be transferred to any subsequent holder of the Warrant who acquires not less than twenty-five (25%) of the Shares acquired pursuant to this Agreement.

     Article 9. Confidentiality. The Investor and any transferees thereto agree
                ---------------
that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company, and which the Company has identified as being such, pursuant to financial statements and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Investor from a source other than the Company or is or becomes publicly known, or unless the Company gives its written consent to the Investor's release of such information.

     Article 10. Miscellaneous.
                 -------------

          10.1 Agreement Is Entire Contract. This Agreement, including the
               ----------------------------
Exhibits, Appendices and Schedule 1 hereto, constitutes the entire contract between the parties hereto with respect to the subject matter hereof.

          10.2 Expenses. Each party to this Agreement shall bear its own
               --------
expenses incurred in connection with the negotiation, preparation, execution and consummation of this Agreement, except that the Company shall pay the legal fees and expenses in reimbursement of fees paid by Investor to its counsel in connection with the preparation and negotiation of the Warrant in an amount not to exceed $5,000 or the amount the Company pays its own counsel in connection with this financing, whichever is greater.

          10.3 Survival of Representations and Warranties. The representations,
               ------------------------------------------
warranties, covenants and agreements of the Company and the Investor contained herein or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

          10.4 Severability. If one or more provisions of this Agreement are
               ------------
held to be invalid, illegal or unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

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          10.5 Counterparts. This Agreement may be executed in two counterparts,
               ------------
each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

          10.6 Choice of Law. It is the intention of the parties that the
               -------------
internal laws of the State of California, without regard to the body of law controlling conflicts of law, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
     ------------------
the day and year first above written.



SONIC SOLUTIONS                          HAMBRECHT & QUIST
                                         GUARANTY FINANCE, LLC


By:                                         By:

      ---------------------                      --------------------
          (Signature)                                (Signature)

Name:                                       Name:
      ---------------------                      --------------------
            (Print)                                     (Print)

Title:                                      Title:
      ---------------------                       -------------------

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